Exhibit 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-9623

For Immediate Release	July 14, 2014

Superior Uniform Group Announces Second Quarter 2014

Earnings Conference and Webcast

Seminole, Florida, Superior Uniform Group, Inc.® (NASDAQ: SGC) (the “Company”) today announced that it intends to release the results of its operations for the second quarter of fiscal year 2014 before the market opens on Wednesday, July 23, 2014. Michael Benstock, Chief Executive Officer, and Andrew D. Demott, Jr., Executive Vice President, Chief Financial Officer and Treasurer, will host a teleconference at 2:00 p.m. Eastern Time on that day to discuss the Company’s results and answer appropriate questions.

Interested individuals may join the teleconference by dialing (877) 317-6789. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay also can be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 9:00 a.m. Eastern Time on July 31, 2014. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10049537.

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About Superior Uniform Group, Inc.®

Superior Uniform Group, established in 1920, is one of America's foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands - particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The Company's commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers' diverse needs while embracing a "Customer 1st, Every Time!" philosophy and culture. Superior Uniform Group primarily sells its products through its signature brands Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, its BPO and Contact Center vertical. For more information, call (800) 727-8643 or visit www.superioruniformgroup.com.

Contact:
Andrew D. Demott, Jr., CFO	OR	Hala Elsherbini, Halliburton Investor Relations
(727) 803-7135		(972) 458-8000